EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13D, dated January 11, 2013 (including amendments thereto) with respect to the common shares of Venture Lending & Leasing VII, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D.

Dated:  January 11, 2013

WESTECH INVESTMENT ADVISORS, LLC		VENTURE LENDING & LEASING VII, LLC

By:	/s/ Ronald W. Swenson	By:	/s/ Westech Investment Advisors, LLC
	Ronald W. Swenson		Westech Investment Advisors, LLC,
	Chief Executive Officer		Its Managing Member
Ronald W. Swenson
Chief Executive Officer

By:	/s/ Salvador O. Gutierrez	By:	/s/ Ronald W. Swenson
	Salvador O. Gutierrez		Ronald W. Swenson
	President		Chief Executive Officer

		By:	/s/ Salvador O. Gutierrez
Salvador O. Gutierrez
President

/s/ Ronald W. Swenson RONALD W. SWENSON

/s/ Salvador O. Gutierrez SALVADOR O. GUTIERREZ